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EXHIBIT 21
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                              LIST OF SUBSIDIARIES
                              --------------------


      1.   Mecklermedia Limited
           Fourth Floor
           Artillery House
           Artillery Row
           Victoria Street, London, England

           Jurisdiction of Organization:  England

      2.   iWORLD Corporation
           20 Ketchum Street
           Westport, Connecticut  06880

           Jurisdiction of Organization:  Delaware

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